SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2021

Blockchain of Things
(Exact name of registrant as specified in its charter)

Delaware	000-56170	47-5080120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

747 3rd Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 926-2268

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Securities registered pursuant to Section 12(b) of the Act: None.

SECTION 8 – Other Events

Item 8.01 Other Events

As previously reported, as a result of our failure to register an offering of our BCOT tokens or qualify for a valid exemption, on or about December 18, 2019, we entered into a settlement with the Securities and Exchange Commission Division of Enforcement. The settlement requires that we undertake, among other things, to distribute a claim form for offerees in our BCOT token offering and pay out eligible claims within the three-month deadline.

We have complied with the rescission claim process as provided for in the settlement. After our distribution of the claims form, twenty (20) eligible claims responded and we provided each with a rescission payment plus interest. Eighteen (18) of these claims were paid in US Dollars totaling $196,272.53 and two (2) claims valued at $29,984.64 USD were paid with 13.05741 in Ethereum cryptocurrency, which amounted to $29,984.64 USD at the day’s rate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockchain of Things, Inc.

/s/ Andre De Castro

Andre De Castro
Chief Executive Officer

Date April 20, 2021

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